    As filed with the Securities and Exchange Commission on November 12, 1997
                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                        ------------------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933

                   ----------------------------------------

                              PEGASUS SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

              DELAWARE                                          75-2605174
   (State or other jurisdiction of                           (I.R.S. Employer
   incorporation or organization)                           Identification No.)

3811 TURTLE CREEK BOULEVARD, SUITE 1100                          75219
        DALLAS, TEXAS 75219                                    (Zip Code)
   (Address of Executive Offices)

                             --------------------

                         AMENDED 1997 STOCK OPTION PLAN
                            (Full Title of the Plan)


                                JOHN F. DAVIS III
                              PEGASUS SYSTEMS, INC.
                     3811 TURTLE CREEK BOULEVARD, SUITE 1100
                               DALLAS, TEXAS 75219
                                 (214) 528-5656
 (Name, address and telephone number, including area code, of agent for service)

                             --------------------

                                 WITH COPIES TO:

                                 GUY KERR, ESQ.
                           LOCKE PURNELL RAIN HARRELL
                          (A PROFESSIONAL CORPORATION)
                          2200 ROSS AVENUE, SUITE 2200
                            DALLAS, TEXAS 75201-6776

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------------
          TITLE                                       Proposed           Proposed Maximum
      OF SECURITIES              Amount To            Maximum           Aggregate Offering             Amount of
    TO BE REGISTERED           Be Registered       Offering Price           Price (1)              Registration Fee
                                                    Per Share (1)
--------------------------------------------------------------------------------------------------------------------------
      Common Stock,           333,333 shares          $16.29              $5,429,994.57                $1,646.00
     $.01 Par Value
--------------------------------------------------------------------------------------------------------------------------

(1) Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for purposes of calculating the registration fee, based on the average of the high and low prices reported on the Nasdaq National Market on November 5, 1997.

     In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers shares of Common Stock of the Company issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         The information specified by Item 1 and Item 2 of Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the introductory Note to Part I of Form S-8.


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The documents set forth below are incorporated by reference in this Registration Statement. All documents subsequently filed by Pegasus Systems, Inc. (the "Company") pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

         (1) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997;

         (2) The Company's Prospectus on Form 424(b) filed with the Securities and Exchange Commission on August 7, 1997; and

         (3) The description of the Common Stock which is contained in the Company's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on August 4, 1997 pursuant to Section 12 of the Exchange Act, and all amendments thereto and reports which have been filed for the purpose of updating such description.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law (the "DGCL") provides, in effect, that any person made a party to any action by reason of the fact that he is or was a director, officer, employee or agent of the Company may and, in certain cases, must be indemnified by the Company against, in the case of a non-derivative action, judgments, fines, amounts paid in settlement and reasonable expenses (including attorney's fees) incurred by him or her as a result of such action, and in the case of a derivative action, against expenses (including attorney's fees), if in either type of action he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company. This indemnification does not apply, in a derivative action, to matters as to which it is adjudged that the director, officer, employee or agent is liable to the Company, unless upon court order it is determined that, despite such adjudication of liability, but in view of all the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for expenses, and, in a non-derivative action, to any criminal proceeding in which such person had reasonable cause to believe his conduct was unlawful.

         Article Eight of the Company's Second Amended and Restated Certificate of Incorporation provides that no director of the Company shall be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the DGCL.

         Article Eight of the Company's Second Amended and Restated Certificate of Incorporation also provides that the Company may indemnify to the fullest extent permitted by Delaware law any and all of its directors and officers, or former directors and officers, or any person who may have served at the Company's request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. In addition, Section 7.7 of the Company's Amended and Restated Bylaws provides that the Company shall indemnify to the fullest extent permitted by Delaware law any and all of its directors and officers, or former directors and officers, or any person who may have served at the Company's request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise and may indemnify to the fully extent permitted by Delaware law any employees and agents of the Company.

          Reference is made to the Rights Agreement filed as Exhibit 4.3 to the Company's Registration Statement on Form S-1 (File No. 333-28595) (the "S-1 Registration Statement") declared effective on August 6, 1997, pursuant to which certain holders of capital stock of the Company named therein have agreed to indemnify officers and directors of the Company against certain liabilities under the Securities Act or the Exchange Act in the event Registrable Securities (as defined therein) held by such holders are included in the securities to be registered pursuant to a public offering by the Company.

         The Company has purchased directors' and officers' liability insurance. Subject to conditions, limitations and exclusions in the policy, the insurance covers amounts required to be paid for a claim or claims made against directors and officers for any act, error, omission, misstatement, misleading statement or breach of duty by directors and officers in their capacity as directors and officers of the Company.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8.  EXHIBITS.

         5.1      Opinion of Locke Purnell Rain Harrell (A Professional
                  Corporation).

         23.1     Consent of Price Waterhouse LLP, Independent Accountants.

         23.2 Consent of Locke Purnell Rain Harrell (A Professional Corporation) (included in opinion filed as Exhibit 5.1).

         24.1 Power of Attorney (included on the signature pages of this Registration Statement).

         99.1     Amended 1997 Stock Option Plan.


ITEM 9.  UNDERTAKINGS.

         The Company hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                  provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
                  Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas on November 12, 1997.

                                       PEGASUS SYSTEMS, INC.


                                       By: /s/ John F. Davis, III
                                           -------------------------------
                                               John F. Davis, III
                                               Chief Executive Officer,
                                               President and Director

                                POWER OF ATTORNEY

         KNOW ALL MEN AND WOMEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of John F. Davis, III, Jerome L. Galant and Ric L. Floyd, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done on and about the premises as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


               SIGNATURES                                   TITLE                                   DATE
               ----------                                   -----                                   ----
         /s/ John F. Davis, III             Chief Executive Officer,                          November 12, 1997
         --------------------------------   President and Director (Principal
         John F. Davis, III                 Executive Officer)

         /s/ Jerome L. Galant               Chief Financial Officer                           November 12, 1997
         --------------------------------   (Principal Financial and
         Jerome L. Galant                   Accounting Officer)

         /s/ John W. Biggs                  Director                                          November 12, 1997
         --------------------------------
         John W. Biggs

         /s/ Donald R. Dixon                Director                                          November 12, 1997
         --------------------------------
         Donald R. Dixon

         /s/ William C. Hammett, Jr.        Director                                          November 12, 1997
         --------------------------------
         William C. Hammett, Jr.

         /s/ Ian Malcolm Highet             Director                                          November 12, 1997
         --------------------------------
         Ian Malcolm Highet

         /s/ Rockwell A. Schnabel           Director                                          November 12, 1997
         --------------------------------
         Rockwell A. Schnabel

         /s/ Paul Travers                   Director                                          November 12, 1997
         --------------------------------
         Paul Travers

         /s/ Mark C. Wells                  Director                                          November 12, 1997
         --------------------------------
         Mark C. Wells

         /s/ Bruce Wolff                    Director                                          November 12, 1997
         --------------------------------
         Bruce Wolff

                                INDEX TO EXHIBITS


EXHIBIT
NUMBER                             EXHIBIT
------                             -------

5.1      Opinion of Locke Purnell Rain Harrell (A Professional Corporation).

23.1     Consent of Price Waterhouse LLP, Independent Accountants.

23.2 Consent of Locke Purnell Rain Harrell (A Professional Corporation) (included in opinion filed as Exhibit 5.1).

24.1 Power of Attorney (included on the signature pages of this Registration Statement).

99.1     Amended 1997 Stock Option Plan.